Exhibit 99.1

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

Mizuha Nakajima

Revolution PR for Digimarc

503-253-5687

mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Digimarc Announces Contract Extensions and Growing Momentum in
U.S. Driver Licenses

Market Leader Steps up Pace of Innovation Amidst Customer Gains

Tualatin, OR – April 16, 2004 – Digimarc Corporation (NASDAQ: DMRC), the leading supplier of U.S. driver license issuance systems, today announced a number of recent significant developments.

New Customers and Contract Extensions

According to Digimarc CEO Bruce Davis, the company has been notified by the State of Indiana that it has been granted a one-year extension of its existing contract and Indiana’s procurement, which was pending for over 12 months, has been cancelled.  These developments follow Digimarc’s recent new driver license issuance program wins in Alabama and, internationally, in Latvia.  In other positive developments, Digimarc has extended its contracts with the States of Hawaii and Minnesota and is continuing to provide services to those customers.  The prior procurements in both states, which Digimarc previously announced as competitive losses in 2003, have been cancelled.  Minnesota recently began a new procurement process.  Hawaii and Indiana have not announced their future procurement plans.

Commenting on these developments, Davis noted, “There have been 13 competitive bids in the U.S. for state driver license programs since Digimarc entered the market in December 2001 through the acquisition of our ID business from Polaroid.  Of the 10 bid processes that have been completed, Digimarc has been selected in seven of them, including Florida, which we believe is the second largest driver license issuer in the U.S.”  Eleven of the bids involved states in which Digimarc or its predecessor was the incumbent supplier; one of the remaining states (Florida) was supplied by a competitor and the other one (Alabama) used its own internally-developed system.  In Florida, Digimarc was chosen to replace its then existing supplier, a Viisage/Unisys partnership.  Installation of the Digimarc-based Florida system is underway and is anticipated to be completed by September of this year.

With respect to bids where another vendor was chosen, Digimarc has had two uncontested losses in Delaware and Oklahoma, both in 2002.  Digimarc is contesting another award made in 2002 by an existing customer, Georgia, to an alternative supplier.  In July 2003 a court in that state ordered a preliminary injunction prohibiting installation of the competitor’s system, pending resolution of the dispute, based upon the court’s finding of a “substantial likelihood” that Digimarc will prevail at trial.  Discovery in this litigation continues, and no trial date has yet been scheduled by the court.  In the meantime, Digimarc continues to supply the issuance system in Georgia. Thus, the only competitive losses were in 2002, Digimarc’s first full year of operation of its ID systems business.  No Digimarc customers have switched suppliers since then.

According to Davis, “We are gaining momentum in our driver license issuance business. In 2003, we gained a new customer in Alabama, who decided to switch from self-issue to Digimarc, and we did not lose any existing customers.  This progress reflects our commitment to leadership in quality of service and innovation.”

Davis continued, “The net effect of competitive bidding during the last two years is that, once Florida and Alabama systems are deployed, Digimarc’s share of annual issuance volume will have increased by over 6 million units and its annual revenue run rate will have increased by approximately $8 million.  Even if the Georgia litigation were not to be resolved ultimately in our favor, we still will have achieved annualized gains of approximately 4 million units and approximately $5 million from competitive wins during the past two years.”

Digimarc has contracts with 33 states, including the District of Columbia.  The new Florida and Alabama systems are currently being developed and installed.  Among the remaining states, the prime contractors include Viisage (NASDAQ: VISG) with 13 states (soon to be 12 with the loss of Florida); and Hewlett Packard (NYSE: HPQ) (Maryland), Unisys (NYSE: UIS) (North Dakota), De La Rue (PNK: DLARF:PK) (New York), and CACI (NYSE: CAI) (South Carolina) with one state each.  Two other states, Arizona and New Mexico, use internally developed and managed systems.

Progress in Digital Watermarking Adoption in Driver Licenses

Digimarc also announced that 10 states representing approximately 20% of the U.S. driver license issuance volume (approximately 14 million driver licenses per year) are now under contract to incorporate Digimarc IDMarc™ digital watermarking security features in their driver licenses.  Digimarc began marketing its IDMarc™ security solution to the U.S. driver license market in 2003.

Continuing Leadership in Biometrics

Digimarc is a leading supplier of Facial Recognition (FR) -based fraud deterrence applications for use in driver license issuance systems.  Digimarc deployed the first ever FR application in the U.S. market in West Virginia in 1997.  With three jurisdictions — West Virginia, the District of Columbia, and Colorado — currently using Digimarc FR applications to detect and deter fraud in the issuance of driver licenses, Digimarc believes that it has the largest number of customers using FR in the U.S. driver license market.  Digimarc is in the process of installing FR applications in two more states, Alabama and Kansas.  Digimarc’s FR applications use best-of-breed facial recognition technology under license from leading technology suppliers.

While biometrics are not yet commonly used in the driver license issuance process, the technology is useful in deterring applicants from obtaining multiple driver licenses under false pretenses.  It does not, however, address the primary source of fraudulent driver licenses, which is false source documentation presented by applicants.  While biometrics can link the licensee to the license, it does not prevent anyone from using false source identification to obtain a driver license.  Digimarc combines its biometric offerings with other tools such as digital watermarking and source document and data verification to more effectively address fraud and counterfeiting risks.  Digimarc believes that Facial Recognition is currently employed in only five states and is in the process of being deployed in 5 to 6 additional states, including the Digimarc implementations identified previously.  Likewise, Digimarc believes that fingerprinting is employed in only a small number of states.  Fingerprints are required to be collected in five states (California, Colorado, Georgia, Hawaii, and Texas) and are collected on a voluntary basis in three other states (Oklahoma, West Virginia, and Mississippi).

Source Verification Solution Addresses Significant Cause of Fraud

One of the largest sources of driver license fraud is use of false source documents to establish identity during the application process. The American Association of Motor Vehicle Administrators, in its recently published Uniform Identification Framework, recommended that driver license jurisdictions take additional steps to authenticate specific data provided by applicants before issuing a driver license or identification document.  In order to address this need, Digimarc recently announced a strategic partnership with ChoicePoint (NYSE: CPS), under which Digimarc expects to provide a powerful new application to issuing authorities that uses ChoicePoint’s industry-leading data searching tools to authenticate an applicant’s identity data before documents are issued, thus helping to close a major loophole in most current issuance processes.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of digital watermarking and secure personal identification technologies and solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides more than 60 million personal identification documents and driver licenses per year for 33 U.S. states and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity to all media content and enhances the security of financial documents, identity documents and digital images.

Digimarc has an extensive intellectual property portfolio, with 147 issued U.S. patents with more than 3,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies. The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more company information.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include but are not limited to statements relating to the timing of and impact from Digimarc’s systems installation in Florida, statements relating to the company’s litigation in Georgia, statements relating to the timing of and impact from the ongoing incorporation of the Digimarc IDMarc™ security solution in state driver licenses, statements relating to the timing of and impact from ongoing and future installations of Facial Recognition applications in certain states, statements relating to the intention of the company to provide issuing authorities with an application that uses ChoicePoint’s data searching tools, and other statements containing words such as “believes,” “expects” or “anticipates” and words of similar import or statements of management’s opinion. These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to, among other things, the actual timing and successful completion of Digimarc’s installations of systems and applications and incorporation of security solutions, customer acceptance of Digimarc’s systems, applications and solutions and success on the merits in the company’s litigation, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends. More detailed information about risk factors that may affect actual results of the company is set forth in filings by Digimarc with the Securities and Exchange Commission, including, but not limited to, in the company’s Form 10-K for the fiscal year ended December 31, 2003, in Part I, Item 1 thereof (“ Business”) under the captions “Risks Related to Our Business” and “Risks Related to Our Market” and in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Critical Accounting Policies and Estimates” and “Liquidity and Capital Resources.”  Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, whether they arise as a result of new information, future events, or otherwise.

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